UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 8, 2007

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments
SIGNATURES

Item 2.06 Material Impairments
On August 8, 2007, Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) concluded, in connection with its quarterly financial closing process, that an impairment charge with respect to its One Thousand Steps stores will be required under generally accepted accounting principles in the Company’s second quarter of fiscal 2007 ended August 4, 2007. Based on the Company’s review of the operating performance and projections of future performance of its nine One Thousand Steps stores, the Company determined that each of these stores would not be able to generate sufficient cash flow over the life of the related leases to recover the Company’s initial investment in each of these stores. As a result, the Company estimates that it will record impairment charges of approximately $10 million, or $0.09 per diluted share, in the second quarter of fiscal 2007. In the event the Company were to determine in the future to close any or all of the stores, it would be required to record additional impairment charges.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 9, 2007

PACIFIC SUNWEAR OF CALIFORNIA, INC.
/s/ GERALD M. CHANEY
Gerald M. Chaney
Senior Vice President, Chief Financial Officer and Secretary